EXHIBIT 10.35

THIRD AMENDMENT AGREEMENT

THIRD AMENDMENT AGREEMENT (this "Agreement") dated as of July 9, 2004 by and among (1) Gerber Scientific, Inc. and Gerber Scientific International, Inc. (collectively, the "Borrowers"), (2) Gerber Venture Capital Corp., Gerber Coburn Optical International, Inc., Ultramark Adhesive Products, Ltd., Spandex Limited, Spandex Benelux BV, ND Graphic Products Limited, H. Brunner GmbH, and Gerber Scientific UK Ltd., (collectively, the "Guarantors"), (3) Fleet Capital Corporation ("Fleet Capital"), and the other financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the "Lenders" and individually, a "Lender"), (4) Fleet National Bank as issuing bank (the "Issuing Bank"), and (5) Fleet Capital, as administrative agent (the "Administrative Agent") for the Lenders with respect to a certain Credit and Security Agreement dated as of May 5, 2003 by and among the Borrowers, the Guarantors, the Lenders, the Issuing Bank and the Administrative Agent (the "Credit Agreement").

W I T N E S S E T H:

WHEREAS, the Borrowers and the Guarantors have requested that the Lenders and the Issuing Bank amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein and consent to an amendment of the Tranche B Loan Agreement; and

WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement and consent to an amendment of the Tranche B Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Definitions.

      Capitalized terms used herein without definition that are defined in the Credit Agreement (after giving effect to the amendments thereof set forth herein) shall have the same meanings herein as therein.

    Ratification of Existing Agreements.

    All of the Borrowers' and the Guarantors' obligations and liabilities to the Lenders and the Issuing Bank as evidenced by or otherwise arising under the Credit Agreement, the Revolving Credit Notes and the other Loan Documents, are, by the Borrowers' and the Guarantors' execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrowers' and the Guarantors' execution of this Agreement, each of the Borrowers and the Guarantors represents and warrants that to the best of each of the Borrowers' and the Guarantors' knowledge it does not have any counterclaim, right of set-off, recoupment, defense or independent action of any kind with respect to such obligations and liabilities.

    Representations and Warranties.

    Each of the Borrowers and the Guarantors hereby represents and warrants to the Lenders and the Issuing Bank that all of the representations and warranties made by the Borrowers and the Guarantors in the Credit Agreement, the Revolving Credit Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

    Conditions Precedent.

      The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

    Representations and Warranties. All of the representations and warranties made by the Borrowers and the Guarantors herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §3 hereof.

    Performance; No Event of Default. The Borrowers and the Guarantors shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and there shall exist no Default or Event of Default.

    Corporate Action. All requisite corporate action necessary for the valid execution, delivery and performance by the Borrowers and the Guarantors of this Agreement and all other instruments and documents delivered by the Borrowers and the Guarantors in connection therewith shall have been duly and effectively taken.

    Delivery. The Borrowers, the Guarantors, the Required Lenders and the Issuing Bank shall have executed and delivered this Agreement.

    Tranche B Amendment. The Tranche B Lenders and the Borrowers shall have entered into an amendment to the Tranche B Documents in the form attached hereto as Exhibit A and, subject only to this Agreement taking effect, the amendments to the Tranche B Documents set forth therein shall become effective.

    Amendments to the Credit Agreement.

      Amendments to Section 1.1

(a) The definition of "EBITDA" appearing in Section 1.1 of the Credit Agreement is hereby amended by adding the following to the end of such definition:

and minus (d) the aggregate amount of Restricted Junior Payments referred to in clauses (i), (ii) and (iii) of the definition of Restricted Junior Payments herein that were made during such period.

(b) The definition of "Permitted Acquisition" appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"Permitted Acquisition" means an Acquisition by a Credit Party to the extent that each of the following conditions shall have been satisfied:

        the aggregate Purchase Price for any individual Acquisition or series of related Acquisitions that are consummated after the Third Amendment Effective Date shall not exceed $5,000,000, and the aggregate Purchase Price for all Acquisitions shall not exceed $10,000,000 in the aggregate during the term of this Agreement after giving effect to the proposed Acquisition;

        no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

        without limiting the generality of clause (b) above, the Credit Parties shall be in compliance with each of the covenants set forth in Section 8.10 for and as of the end of the fiscal quarter most recently ended immediately preceding the consummation of the Acquisition, both without giving effect to the Acquisition and on a pro forma basis after giving effect to the Acquisition;

        the Purchase Price for such Acquisition shall not exceed an amount equal to three (3) times the Consolidated EBITDA (for the immediately preceding twelve-month period) of the Person whose Capital Stock or assets are the subject of the proposed Acquisition;

        Excess Availability, calculated on (i) an actual basis as of the Business Day immediately preceding the proposed Acquisition with respect to the amount of the Revolving Credit Exposure and based on the most recently delivered Borrowing Base and Collateral Update Certificate with respect to the amount of the Borrowing Base, and (ii) a pro forma basis giving effect to the making of such Acquisition, shall have been (and shall be projected to be) no less than $10,000,000;

        the Parent and its Subsidiaries shall, on a consolidated basis, have cash, Cash Equivalents and Excess Availability, calculated on (i) an actual basis as of the Business Day immediately preceding the date of the Acquisition with respect to the amount of the Revolving Credit Exposure and based on the most recently delivered Borrowing Base and Collateral Update Certificate with respect to the amount of the Borrowing Base, and (ii) a pro forma basis giving effect to the making of such Acquisition, of not less than $18,500,000 in the aggregate;

        as of the date of the purchase, the Credit Parties shall be generally paying their trade payables in accordance with their terms;

        the Borrowers shall have furnished to the Agent at least 10 Business Days prior to the consummation of such Acquisition (1) an executed term sheet and/or commitment letter (setting forth in reasonable detail the purchase price and other terms and conditions of such Acquisition) and, at the request of the Agent, such other information and documents that the Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (2) pro forma financial statements of the Parent and its Subsidiaries after the consummation of such Acquisition, (3) a certificate of the chief financial officer of the Parent, demonstrating on a pro forma basis compliance with all covenants set forth in Section 8.10 hereof after the consummation of such Acquisition, and (4) copies of the documents required by Section 7.14 and such other agreements, instruments or other documents as the Agent shall reasonably request;

        the agreements, instruments and other documents referred to in paragraph (h) above shall provide that (1) neither the Credit Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness (or any other obligation) of the sellers or of the issuer of the Capital Stock that is being acquired (except for Permitted Indebtedness, obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property, and Indebtedness that the Agent, with the consent of the Required Lenders, otherwise expressly consents to in writing after review of the terms of the proposed Acquisition), and (2) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (2) then concurrently with such Acquisition such Lien shall be released);

        any Subsidiary to be acquired or formed as a result of such Acquisition (or, with respect to an Acquisition of assets by a Credit Party, the seller of such assets) shall be engaged in the same or similar business as one or more Credit Parties, and any such Subsidiary will be a direct wholly-owned Subsidiary of a Credit Party and will become a Credit Party;

        such Acquisition shall be effected in such a manner so that the acquired Capital Stock or assets are owned by a Credit Party and, if effected by merger or consolidation involving a Credit Party, such Credit Party shall be the continuing or surviving Person; and

        any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.14

(c) The definition of "RJP Permitted Percentage" appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"RJP Permitted Percentage" means, with respect to any fiscal quarter, the lesser of (a) 35%, and (b) result (but not less than zero) of (i) 100%, minus (ii) the percentage of Excess Cash Flow that is paid as a prepayment of the Tranche B Loans with respect to such fiscal quarter.

(d) The following definitions are added in alphabetical order to Section 1.1 of the Credit Agreement:

"Acquisition" means the acquisition of all of the Capital Stock of any Person or all or substantially all of the assets of any Person.

"Purchase Price" means, with respect to any Acquisition, an amount equal to the sum of (i) the aggregate consideration (however characterized), whether cash or property or securities (but excluding the fair market value of any Capital Stock of any Credit Party issued in connection with such Acquisition), paid or delivered by or for the account of any Credit Party in connection with such Acquisition, plus (ii) the aggregate amount of Indebtedness assumed but excluding consideration consisting of royalties based upon a percentage of sale or other similar percentage of sale arrangements.

"Third Amendment Agreement" means the Third Amendment Agreement dated as of July __, 2004 among the Borrowers, the Guarantors, the Lenders, the Issuing Bank and the Administrative Agent with respect to the Credit Agreement.

"Third Amendment Effective Date" means the date on which all of the conditions precedent set forth in Section 4 of the Third Amendment Agreement have been satisfied (or waived by the Agent).

      Amendment to Section 8.6.

      Section 8.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      8.6 Restricted Junior Payments.  The Credit Parties will not declare or make any Restricted Junior Payment at any time, except that (a) any Credit Party that is a Subsidiary of another Credit Party may pay dividends to such other Credit Party, (b) so long as no Default or Event of Default exists or would result therefrom and commencing following receipt by the Agent of the financial statements for each fiscal year commencing with the fiscal year ending April 30, 2004, the Credit Parties may, not more frequently than quarterly, make Restricted Junior Payments referred to in clauses (i), (ii) and (iii) of the definition of Restricted Junior Payments, subject to the condition that the Credit Parties shall have delivered to the Agent, not less than 30 days prior to the making of any such Restricted Junior Payment, a certificate demonstrating, in form and substance reasonably satisfactory to the Agent, that the conditions set forth in clauses (i), (ii), (iii) and (iv) of subsection (c) of this definition have been (and will be) satisfied, and (c) so long as no Default or Event of Default exists or would result therefrom and commencing following receipt by the Agent of the financial statements for each fiscal year commencing with the fiscal year ending April 30, 2004, the Credit Parties may, not more frequently than quarterly, make Restricted Junior Payments referred to in clauses (iv) and (v) of the definition of Restricted Junior Payments herein in an aggregate amount in any fiscal year not in excess of an amount equal to the result of (x) the amounts that constitute for each fiscal quarter of such fiscal year the RJP Permitted Percentages of the Excess Cash Flow of the Parent and its Subsidiaries in each such fiscal quarter, minus (y) the amount of any Restricted Junior Payment referred to in clauses (i), (ii) and (iii) of the definition of Restricted Junior Payments that have been or will be made in such fiscal quarter, subject to the condition that the Credit Parties shall have delivered to the Agent, not less than 30 days prior to the making of any such Restricted Junior Payment, a certificate demonstrating, in form and substance reasonably satisfactory to the Agent, that:

      (i) the Credit Parties were in compliance with each of the covenants set forth in Section 8.10 for and as of the end of the fiscal quarter most recently ended immediately preceding the proposed payment date, calculated both on an actual basis and on a pro forma basis after giving effect to the proposed Restricted Junior Payment; and

      (ii) Excess Availability, calculated on (i) an actual basis as at the end of the Business Day immediately preceding the date on which the Restricted Junior Payment is made with respect to the amount of the Revolving Credit Exposure and based on the most recently delivered Borrowing Base and Collateral Update Certificate with respect to the amount of the Borrowing Base, and (ii) a pro forma basis giving effect to the making of such Restricted Junior Payment, shall have been (and shall be projected to be) no less than $10,000,000;

      (iii) the Parent and its Subsidiaries shall, on a consolidated basis, have cash, Cash Equivalents and Excess Availability, calculated on (i) an actual basis as of the Business Day immediately preceding the date of the Restricted Junior Payment with respect to the amount of the Revolving Credit Exposure and based on the most recently delivered Borrowing Base and Collateral Update Certificate with respect to the amount of the Borrowing Base, and (ii) a pro forma basis giving effect to the making of such payment, of not less than $18,500,000 in the aggregate; and

      (iv) as of the date of such certificate, the Credit Parties shall be generally paying their trade payables in accordance with their terms.

      Amendment to Section 8.10.

      Section 8.10 of the Credit Agreement is hereby amended as follows:

      (a) Subsection (a) of Section 8.10(a) of the Credit Agreement is hereby deleted and designated as "Intentionally Deleted".

      (b) Subsection (b) of Section 8.10(a) of the Credit Agreement is hereby deleted; subsection (c) of Section 8.10 is renumbered so as to be subsection (b) and subsection (d) is renumbered so as to be subsection (c).

      Amendments to Section 8.13

(a) Subsection (a) of Section 8.13 is hereby amended and restated in its entirety to read as follows:

(a) the Credit Parties may make cash payments of interest, expenses and fees on the Tranche B Loans as and when required pursuant to the Tranche B Loan Agreement; and

(b) The introductory paragraph of Section 8.13(b) is hereby amended and restated in its entirety to read as follows:

(b) the Credit Parties may, not more than once per fiscal quarter, commencing with respect to the fiscal quarter ending July 31, 2003, prepay the principal of Term Loan A and Term Loan B, as such terms are defined in the Tranche B Documents, subject to the following conditions:

(c) Section 8.13(b)(i) of the Credit Agreement is hereby amended by deleting "30 days" therefrom and substituting "10 days" therefor.

(d) Section 8.13(b)(i)(B) of the Credit Agreement is hereby amended by deleting "$8,500,000" therefrom and substituting "$7,500,000" therefor.

(e) Section 8.13(b)(i)(C) of the Credit Agreement is hereby amended by deleting "$18,500,000" therefrom and substituting "$12,500,000" therefor.

(f) The following clause (F) is hereby added to the end of Section 8.13(b)(i) of the Credit Agreement:

(F) The Parent and its Subsidiaries shall have had Excess Cash Flow in an amount of not less than $1.00 in the fiscal quarter immediately preceding the date of such prepayment.

    Consent.

    The Lenders hereby consent to an amendment of the Tranche B Loan Agreement in the form attached hereto as Exhibit A.

    Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Revolving Credit Notes and the other Loan Documents shall remain the same. The Credit Agreement, the Revolving Credit Notes and the other Loan Documents, each as amended hereby, shall continue in full force and effect, and this Agreement and the Credit Agreement, the Revolving Credit Notes and the other Loan Documents, as applicable, shall be read and construed as one instrument.

(b) This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of Connecticut.

(c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

[Remainder of page intentionally blank; Signature Pages follow]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

BORROWERS

GERBER SCIENTIFIC, INC.

By: /s/ Shawn M. Harrington

Name: Shawn M. Harrington

Title EVP/CFO

GERBER SCIENTIFIC INTERNATIONAL, INC.

By: /s/ Shawn M. Harrington

Name: Shawn M. Harrington

Title

GUARANTORS

GERBER VENTURE CAPITAL CORP.

By: /s/ Shawn M. Harrington

Name: Shawn M. Harrington

Title

GERBER COBURN OPTICAL INTERNATIONAL, INC.

By: /s/ Shawn M. Harrington

Name: Shawn M. Harrington

Title

ULTRAMARK ADHESIVE PRODUCTS, LTD

By: /s/ Doris W. Skoch

Name: Doris W. Skoch

Title Director

SPANDEX LIMITED

By: /s/ Doris W. Skoch

Name: Doris W. Skoch

Title Director

SPANDEX BENELUX BV

By: /s/ Doris W. Skoch

Name: Doris W. Skoch

Title

ND GRAPHIC PRODUCTS LIMITED

By: /s/ Doris W. Skoch

Name: Doris W. Skoch

Title Director

H. BRUNNER GMBH

By: /s/ Doris W. Skoch

Name: Doris W. Skoch

Title

GERBER SCIENTIFIC UK LTD

By: /s/ Doris W. Skoch

Name: Doris W. Skoch

Title Director

AGENT

FLEET CAPITAL CORPORATION,

as Administrative Agent

By: /s/

Its: Vice President

ISSUING BANK

FLEET NATIONAL BANK,

as Issuing Bank

By: /s/

Its:

LENDERS

FLEET CAPITAL CORPORATION

By: /s/

Its:

CONGRESS FINANCIAL CORPORATION

By: /s/

Its: Vice President

EXHIBIT A

Form of amendment to Tranche B Loan Agreement

\C&LDOC:.StmLib1:1066594.1 7/12/2004